Exhibit 99.1

Talos Energy Announces Enhanced Corporate Strategy

Houston, Texas, June 17, 2025 - Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced its enhanced corporate strategy designed to position the Company as a leading pure-play offshore exploration and production company.

Mr. Paul Goodfellow, the Company’s President and Chief Executive Officer, will provide additional details about the Company’s strategy during a conference call scheduled today, Tuesday, June 17, 2025 at 5:30 PM Eastern Time (4:30 PM Central Time). Further details are provided below. A strategy presentation is available under “Presentations and Webcasts” on the Investor Relations section of the Company’s website at www.talosenergy.com.

Mr. Goodfellow remarked, “Upon joining the Company at the beginning of March, the team and I embarked on an extensive review of the Company’s business, potential growth prospects, and anticipated market trends to identify opportunities aligned with our core strengths, unique capabilities and industry position. We anticipate a shift in the global exploration and production market, with offshore basins expected to play an increasing role in global oil production. We view this anticipated shift as a unique opportunity to increase our scale through disciplined execution and selective accretive growth opportunities that will enhance returns for our shareholders.”

Mr. Goodfellow continued, “At its core, the goal of our strategy is to leverage our entrepreneurial culture, history, and strengths in order to become a leading pure-play offshore exploration and production company. While I believe we have an incredibly strong and efficient operational organization at Talos, our goal is to take a very good company and make it great through continuous improvement.

The three pillars of Talos’s new strategy are:

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Improve the business every day. Talos is targeting approximately $100 million in increased annualized cash flow in 2026 by improving its existing operations through capital efficiency, margin enhancement, commercial opportunities, and general organizational improvements.

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Grow production and profitability. Talos will invest in high-margin organic projects, complemented by disciplined, accretive bolt-on acquisitions in deepwater basins, which will enhance production and profitability.

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Build a long-lived, scaled portfolio. Talos will take a strategic and measured approach in assessing opportunities within the Gulf of America and other conventional offshore basins. A scaled portfolio will provide Talos with significant production growth potential, and ultimately the ability to generate long-term consistent free cash flow.

Underpinning this overall strategy is Talos’s approach to capital allocation. Talos is committed to being responsible stewards of shareholders’ capital by applying a disciplined capital allocation framework, prioritizing investments in projects that generate robust returns through commodity cycles, returning up to 50% of annual free cash flow to shareholders, maintaining a strong balance sheet with a long-term leverage target of 1.0x or lower, and growing via selective accretive growth opportunities.

PRESENTATION, CONFERENCE CALL AND WEBCAST INFORMATION The Company will host a conference call, which will be broadcast live over the internet, on Tuesday, June 17, 2025 at 5:30 PM Eastern Time (4:30 PM Central Time). Listeners can access the conference call through a webcast link on the Company’s website at: https://www.talosenergy.com/investor-relations/presentation-webcast/default.aspx#event-calendar. Alternatively, the conference call can be accessed by dialing (800)-836-8184 (North American toll-free) or (646)-357-8785 (international). Please dial in approximately 15 minutes before the teleconference is scheduled to begin and ask to be joined into the Talos Energy call. A replay of the call will be available one hour after the conclusion of the conference until June 24, 2025 and can be accessed by dialing (888)-660-6345 and using access code 43074#. For more information, please refer to the Strategy Presentation available under Presentations and Webcasts on the Investor Relations section of Talos’s website.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven, innovative, independent energy company focused on maximizing long-term value through its Exploration & Production business in the United States Gulf of America and offshore Mexico. We leverage decades of technical and offshore operational expertise to acquire, explore, and produce assets in key geological trends while maintaining a focus on safe and efficient operations, environmental responsibility, and community impact. For more information, visit www.talosenergy.com.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

INVESTOR RELATIONS CONTACT

Clay Jeansonne

Clay.Jeansonne@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy; development plans; future financial performance, including anticipated cash flows; projected costs, cost savings and operational efficiencies; estimated revenues and losses; future operations and operating results; production and reserves; market trends and conditions; commodity price assumptions; acquisition and divestiture opportunities and prospects; liquidity position; capital allocation decisions; shareholder returns and plans and objectives of the Board and management are forward-looking statements. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002